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                                                                    EXHIBIT 99.6

                               OFFER TO EXCHANGE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              AXA FINANCIAL, INC.
                FOR 0.295 OF AN AMERICAN DEPOSITARY SHARE OF AXA
                   AND $35.75 NET TO SELLER IN CASH PER SHARE
                                       BY
                                      AXA
                                      AND
                                AXA MERGER CORP.
                        A WHOLLY OWNED SUBSIDIARY OF AXA

      THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
         CITY TIME, ON DECEMBER 22, 2000, UNLESS THE OFFER IS EXTENDED.

                                                               November 27, 2000

To Our Clients:

    Enclosed for your consideration are the Prospectus dated November 21, 2000 (as amended or supplemented, the "Prospectus") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal") in connection with the offer by AXA, a societe anonyme organized under the laws of France, and AXA Merger Corp., a Delaware corporation and wholly owned subsidiary of AXA ("Merger Sub" and, together with AXA, the "Offerors"), to exchange all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of AXA Financial, Inc., a Delaware corporation (the "Company"), for consideration per Share consisting of 0.295 of an American depositary share of AXA ("AXA ADS") plus $35.75 net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Prospectus and in the enclosed Letter of Transmittal (which together constitute the "Offer").

    WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is directed to the following:

        1. The consideration that will be given for each Share tendered and exchanged is 0.295 of an AXA ADS plus $35.75 net to you in cash, without interest thereon, upon the terms and conditions set forth in the Prospectus.
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        2. The Offer is being made for all issued and outstanding Shares, other than Shares held by AXA or its subsidiaries.

        3. The Board of Directors of the Company (the "Company Board"), based upon the unanimous recommendation of a special committee of independent directors of the Company Board, (a) unanimously determined that the terms of each of the Offer, the Merger (as defined in the Prospectus) and the other transactions contemplated by the Merger Agreement (as defined in the Prospectus) are fair to and in the best interests of the Company's stockholders (other than AXA and its affiliates), (b) unanimously approved the Merger Agreement and the transactions contemplated by the Merger Agreement and (c) unanimously recommends that the Company's stockholders accept the Offer and tender their Shares pursuant to the Offer and adopt, if applicable, the Merger Agreement.

        4. THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON DECEMBER 22, 2000, UNLESS THE OFFER IS EXTENDED.

        5. Stockholders who tender Shares will not be obligated to pay brokerage fees or commissions to the Dealer Manager, the Information Agent or the Exchange Agent (each as defined in the Prospectus) or, except as otherwise provided in Instruction 11 of the Letter of Transmittal, stock transfer taxes with respect to the exchange of Shares by the Offerors pursuant to the Offer.

    The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto and is being made to all holders of Shares (except as described above). The Offerors are not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If the Offerors become aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, the Offerors will make a good faith effort to comply with such state statute. If, after such good faith effort, the Offerors cannot comply with such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offerors by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    If you wish to have us tender any or all of your Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                              AXA FINANCIAL, INC.

    The undersigned acknowledge(s) receipt of your letter, the enclosed Prospectus dated November 21, 2000 (as amended or supplemented, the "Prospectus") and the related Letter of Transmittal, including the Instructions thereto which constitute a part thereof (as amended or supplemented, the "Letter of Transmittal" which together with the Prospectus constitute the "Offer"), in connection with the Offer by AXA, a societe anonyme organized under the laws of France, and AXA Merger Corp., a Delaware corporation and wholly owned subsidiary of AXA ("Merger Sub" and, together with AXA, the "Offerors"), to exchange all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of AXA Financial, Inc., a Delaware corporation (the "Company"), for consideration per Share consisting of 0.295 of an American depositary share of AXA plus $35.75 net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Prospectus and in the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Number of Shares to be Tendered:

 Shares*
  (Unless otherwise indicated, it will be assumed that all Shares held by you for the account of the undersigned are to be tendered.)

Account Number:

Dated:
                         SIGN HERE
                        Signature(s)
                Please Type or Print Name(s)
              Please Type or Print Address(es)
         Daytime Area Code and Telephone Number(s)
      Tax Identification or Social Security Number(s)

THIS FORM SHOULD BE RETURNED TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED'S
                                    ACCOUNT.

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